Exhibit 99.4
NOTICE OF GUARANTEED DELIVERY
FOR COMMON UNITS
OF
K-SEA TRANSPORTATION PARTNERS L.P.
     This notice of guaranteed delivery is being delivered in connection with the merger (the “Merger”) contemplated by that Agreement and Plan of Merger, dated as of March 13, 2011, as may be amended from time to time, by and among Kirby Corporation, K-Sea Transportation Partners L.P. (“K-Sea”), KSP Merger Sub, LLC, KSP Holding Sub, LLC, KSP LP Sub, LLC, K-Sea General Partner L.P., K-Sea IDR Holdings LLC, and K-Sea General Partner GP LLC.
     This notice of guaranteed delivery, or one substantially equivalent to this notice of guaranteed delivery, must be used if certificates representing common units of K-Sea are not immediately available or if the certificates cannot be delivered to Computershare Trust Company, N.A. (the “Exchange Agent”) prior to [•], 2011 (the “Election Deadline”). This instrument may be delivered or transmitted by facsimile transmission or mailed to the Exchange Agent.
The Exchange Agent for the Merger is:

By Overnight Courier:	By Facsimile Transmission:	By Mail:

Computershare Trust Company, N.A.	For Eligible Institutions Only:	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	(617) 360-6810	c/o Voluntary Corporate Actions
250 Royall Street	For Confirmation Only:	P.O. Box 43011
Canton, MA 02021	(781) 575-2332	Providence, RI 02940-3011

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.
     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ELECTION FORM AND LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS TO THE ELECTION FORM AND LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE ELECTION FORM AND LETTER OF TRANSMITTAL.
     THE GUARANTEE INCLUDED WITH THIS NOTICE OF GUARANTEED DELIVERY MUST BE COMPLETED.

NOTICE OF GUARANTEED DELIVERY OF UNIT CERTIFICATES
(See Part 5 of the enclosed Information and Instruction Booklet for information and instructions about this form)
IMPORTANT: THIS NOTICE OF GUARANTEED DELIVERY MAY NOT BE USED IN CONNECTION WITH K-SEA COMMON UNITS HELD IN BOOK-ENTRY FORM. ANY NOTICE OF GUARANTEED SIGNATURE MUST ALSO BE SIGNED BY AN “ELIGIBLE GUARANTOR INSTITUTION” IN SECTION B BELOW.

A.	TO BE COMPLETED BY UNITHOLDER(S) HOLDING UNIT CERTIFICATES.

Name(s) — Please Print	Number of Units

Certificate Nos. (if available)

Address(es)

Zip Code

(Area Code) Telephone No.

Signature(s)

, 2001
Date

B.	TO BE COMPLETED BY AN “ ELIGIBLE GUARANTOR INSTITUTION” ONLY
     The undersigned, an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) guarantees to deliver to the Exchange Agent at the appropriate address set forth above the certificates representing the K-Sea common units covered by this notice of guaranteed delivery no later than 5:00 p.m., New York time, on the third business day after the Election Deadline.
     The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the related Election Form and Letter of Transmittal and certificates representing the K-Sea common units to the Exchange Agent within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Firm Name — Please Print

Authorized Signature

Address

(Area Code) and Telephone No.

, 2011
Date